Exhibit 10.39

AMENDMENT TO

CREDIT AGREEMENT

This Amendment (this “Amendment”), dated as of March 9, 2012, by and between Cancer Genetics, Inc., a Delaware corporation (the “Company”), and DAM Holdings, LLC (the “Lender”), amends that certain Credit Agreement, dated as of March 23, 2011, by and between the Company and the Lender (the “Credit Agreement”) and the Promissory Note issued pursuant to the Credit Agreement in the principal amount of $3,000,000 dated March 23, 2011 (the “Note”). To the extent not otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement or the Note.

WITNESSETH:

WHEREAS, Section 8 of the Credit Agreement defines a “Maturity Event” as “the earlier to occur of the following: (i) the expiration of one year and one-hundred eighty-three days from the date of this Agreement, (ii) the occurrence of an initial public offering of the Company’s equity securities in which the Company receives gross proceeds in the amount of $10,000,000 or more, or (iii) the consummation of a transaction in which the Company is either merged with a reporting company (a “Public Company”) under the 1934 Act, or a Public Company acquires all or substantially all of the outstanding securities of the Company in exchange for the issuance of securities of the Public Company, and in connection therewith, in either event as the case may be, the survivor of such merger or the Public Company receives gross proceeds from the sale of such survivor’s securities or the Public Company’s securities in the amount of $10,000,000 or more”;

WHEREAS, the Company and the Lender wish to amend the Credit Agreement to extend sub-section (i) of the definition of “Maturity Event” through April 1, 2013; and

WHEREAS, Section 15 of the Credit Agreement provides that any term of the Credit Agreement may be amended with the written consent of the Company and the Lender.

NOW, THEREFORE, in consideration of the premises and covenants hereafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 8 of the Credit Agreement is hereby amended by replacing the portion of the definition of “Maturity Event” that provides “one year and one-hundred eighty-three days from the date of this Agreement” with “April 1, 2013.”

2. Paragraph 3 of the Note is hereby amended so that the interest rate from January 1, 2012 until a Maturity Event or Event of Default shall be 10% per annum (with no increase at April 1, 2012 as provided for in the Note prior to the effect of this Amendment).

3. In consideration of the foregoing, the Company hereby agrees to issue to the Lender a warrant (in addition to the Warrant issued pursuant to the Credit Agreement) to purchase 75,000 shares of its Common Stock at an exercise price of $8.50 per share on the terms and in the form of Exhibit A annexed hereto.

4. Other than as specifically set forth herein, all other terms and conditions of the Credit Agreement are and will remain unchanged and in full force and effect.

5. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

6. This Amendment may be executed in counterparts (facsimile or other electronic signatures shall be deemed acceptable and binding), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has executed, or caused to be executed by a duly authorized individual, this Amendment as of the date first set forth above.

COMPANY

CANCER GENETICS, INC.

By:	/s/ Panna Sharma
Name: Panna Sharma
Title: President & CEO

LENDER

DAM HOLDINGS, LLC

By:	/s/ Matthew Bluhm
Name: Matthew Bluhm
Title: President